Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Amir Bassan-Eskenazi certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of BigBand Networks, Inc. on Form 10-K for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of BigBand Networks, Inc.
March 9, 2009

By:	/s/ Amir Bassan-Eskenazi
Name:	Amir Bassan-Eskenazi
Title:	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
     I, Maurice Castonguay, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of BigBand Networks, Inc. on Form 10-K for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of BigBand Networks, Inc.
March 9, 2009

By:	/s/ Maurice Castonguay

Name:	Maurice Castonguay
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)